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EXHIBIT 5.1

[ANDREWS KURTH LLP LOGO]	600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

        December 22, 2004

Board of Directors
TC PipeLines GP, Inc.
450 - 1st Street S.W.
Calgary, Alberta
Canada, T2P 5H1

Ladies and Gentlemen:

        We have acted as special counsel to TC PipeLines, LP, a Delaware limited partnership (the "Partnership"), and TC PipeLines GP, Inc., a Delaware corporation and the general partner of the Partnership (the "General Partner"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities, (i) common units representing limited partnership interests in the Partnership ("Common Units") and (ii) debt securities ("Debt Securities") of the Partnership, and together to be offered by the Partnership and having an aggregate initial public offering price not to exceed $200,000,000, in the case of both clauses (i) and (ii) on terms to be determined at the time of the offering. The Registration Statement also relates to the offering, by the General Partner and TransCan Northern, Ltd. (collectively, the "Selling Unitholders"), of up to an aggregate of 2,809,306 and 2,800,000 Common Units, respectively (the "Selling Unitholder Units"), which may be sold by the Selling Unitholders from time to time pursuant to Rule 415 under the Securities Act. The Common Units, the Debt Securities and the Selling Unitholder Units are each individually referred to herein as a "Security" and collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture, as the case may be.

        The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), to be entered into between the Partnership and a financial institution to be named therein, as trustee (the "Trustee"), substantially in the forms attached as Exhibits 4.2 and 4.3 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities.

        In arriving at the opinions expressed below, we have examined (i) the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "Limited Partnership Agreement"), (ii) the Certificate of Incorporation and the Bylaws of the General Partner, as amended to date, (iii) the Registration Statement, (iv) the Prospectus, (v) the Senior Indenture and the Subordinated Indenture, (vi) certified copies of certain resolutions adopted by the Board of Directors of the General Partner and (vii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and the General Partner and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of documents executed by parties other than the Partnership and the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

        In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) any Supplemental Indenture to either Indenture and any Board Resolution and/or any Officers' Certificate pursuant to either Indenture, pursuant to which, in any such case, any Debt Securities are issued will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and (ii) the form and terms of such Debt Securities, when established, and the issuance, sale and delivery thereof by the Partnership, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, and any such Board Resolution, will comply with, and will not violate, its Certificate of Limited Partnership or the Limited Partnership Agreement, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement)

        With respect to the Selling Unitholder Units, we have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared in accordance with and shall comply with all applicable laws and will have been filed with the SEC describing the Selling Unitholder Units offered thereby, (iii) all Selling Unitholder Units offered will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (vii) there shall be no change in law affecting the validity of any of the Selling Unitholder Units (between the date hereof and the date of issuance and sale of such Selling Unitholder Units), and (viii) all parties to agreements involving the offer or sale of the Selling Unitholder Units will perform their obligations thereunder in compliance with the terms of such documents.

        Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that:

          1.     With respect to the Selling Unitholder Units, the Selling Unitholder Units have been duly authorized and validly issued and are fully paid (to the extent required under the Limited Partnership Agreement) and non-assessable (except as provided in Section 17-303(a) and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

          2.     With respect to the Common Units, when (a) the Partnership and the General Partner have taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as provided in Section 17-3-3(a) and 17-607 of the Delaware Act.

          3.     With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the Senior Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Senior

  Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by or on behalf of the Partnership and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and the General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Partnership.

          4.     With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the Subordinated Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers' Certificate, as the case may be, has been duly authorized and validly executed and delivered by or on behalf of the Partnership and the Trustee, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership and the General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership.

        Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. We express no opinion as to any provisions relating to separability, purporting to disregard any course of dealing or setting forth any standard for performance that may not be objectively determinable.

        We express no opinion other than as to the federal laws of the United States of America, the contract laws of the State of New York and the Delaware Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                                                            Very truly yours,

                                                                                            /s/ Andrews Kurth LLP

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EXHIBIT 5.1